Exhibit 99
DEARBORN BANCORP, INC.
Amendment to Article II of the By-Laws
A new section 2.5 shall be added to the By-Laws reading as follows and current Sections 2.5, 2.6 and 2.7 shall be renumbered 2.6, 2.7 and 2.8, respectively.
2.5 Issuance of Shares Without Certificates. The corporation may issue some or all of the shares of any or all of its classes or series without certificates. The authorization to issue shares without certificates does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement confirming the issuance or transfer of shares without certificates. Such written statement shall include (a) the name of the corporation and that it is formed under the laws of the State of Michigan, (b) the name of the person to whom the shares are issued, (c) the number and class of shares and the designation of the series, if any, (d) that the holder of the shares is entitled to have a certificate upon written request made to the Secretary of the corporation, and (e) any other information required by law.